EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-97425) pertaining to the Employees’ 401(k) Thrift Plan of Trigon Insurance Company of our report dated June 18, 2003 with respect to the financial statements and schedule as of and for the year ended December 31, 2002 of the Employees’ 401(k) Thrift Plan of Trigon Insurance Company included in this Annual Report on Form 11-K for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Indianapolis, Indiana

June 23, 2003

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